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                                                                     EXHIBIT 5.1



           [LETTERHEAD OF SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP]



                                August 18, 1997



Goody's Family Clothing, Inc.


400 Goody's Lane


Knoxville, Tennessee 37922



Ladies and Gentlemen:



     Goody's Family Clothing, Inc., a Tennessee corporation (the "Company"), intends to transmit, for filing with the Securities and Exchange Commission, Amendment No. 1 to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 2,344,500 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"), including up to 300,000 Shares that may be purchased by the underwriters to cover over-allotments, if any. The Shares are being offered for sale by the selling shareholders named in the Registration Statement (the "Selling Shareholders"). All of the Shares are either currently outstanding or issuable upon exercise of outstanding employee stock options. This opinion is an exhibit to the Registration Statement.



     We have at times acted as special counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement.



     We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Amended and Restated Charter and By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and shareholders, and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as copies. With respect to the opinions expressed in the first sentence of paragraph 1 below, as to the legal conclusions expressed therein, we have relied solely upon both a Certificate of Existence and a certified copy of the Company's Amended and Restated Charter, as presently in effect, which have been obtained from the Secretary of State of the State of Tennessee.



     We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar in the State of Tennessee. To the extent that the opinions expressed herein involve the law of the State of Tennessee, such opinions are based solely upon our reading of the Tennessee Business Corporation Act, as reported by Prentice-Hall Legal and Financial Services, without any investigation of the legal decisions or other statutory provisions in effect in such state that may relate to the opinions expressed herein.



     Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:



        1. The Company has been duly incorporated under the laws of the State of Tennessee. The Company has an authorized capital stock consisting of 50,000,000 shares of Common Stock, 50,000,000 shares of Class B common stock, no par value per share, and 2,000,000 shares of preferred stock, $1.00 par value per share.



        2. The Shares have been duly authorized, and are, or when issued in accordance with the terms of either the Company's 1991 Stock Incentive Plan or the Company's 1993 Stock Option Plan, as

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Goody's Family Clothing, Inc.


August 18, 1997


Page 2



          the case may be, and the various stock option agreements will be, legally and validly issued, fully paid and non-assessable.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States that relate to the offering that is the subject of this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.



     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.



                               Very truly yours,



                            /s/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

                            ----------------------------------------------------

                                 SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP



SFH&G, LLP:RAG:DSR:TSS